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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 BET STUDIO LLC

                      a Delaware Limited Liability Company









                          Adopted as of April 11, 1997






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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 BET STUDIO LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


        This Limited Liability Company Agreement of BET STUDIO LLC, a Delaware limited liability company (the "Company"), dated as of April 11, 1997 (this "Agreement"), is entered into, executed and agreed to, for good and valuable consideration, by and among the Members (as defined below).

        WHEREAS, G-III Leather Fashions, Inc. ("G-III"), a New York corporation, and Black Entertainment Television, Inc. ("BET"), a Delaware corporation, (G-III and BET being referred to collectively as the "Parties") desire to form a joint venture in the form of a Delaware Limited Liability Company to produce BET-branded apparel and accessories that will cater to the African-American and urban consumer.

        NOW, THEREFORE, in consideration of the mutual promises of the Parties, and of good and valuable consideration, the receipt of which are hereby acknowledged, it is mutually agreed by and among the Parties as follows:


                                    ARTICLE I
                          CONSTRUCTION AND DEFINITIONS

        1.1 CONSTRUCTION. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.

        1.2 REFERENCES. As used in this Agreement, unless expressly stated otherwise, references to "including" mean "including, without limitation." Unless otherwise specified, all references in this Agreement to Articles, Sections, Exhibits, Schedules or paragraphs, are deemed references to the corresponding Articles, Sections, Exhibits, Schedules or paragraphs in this Agreement.

        1.3 HEADINGS. The headings of the Articles, Sections, Schedules and Exhibits of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

        1.4 DEFINITIONS. Terms used herein, but not otherwise defined herein, shall have the following meanings:

        "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with any other Person. For the purposes of this definition, "control" means the power to direct the management and affairs of a Person or to vote 20 percent or more of securities or other equity interests having ordinary voting power of a Person;


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        "Act" means the Delaware Limited Liability  Company Act, 6 Del. C.  'SS'
18-101, et seq., and any successor statute, as amended from time to time;

        "Agreement" has the meaning given that term in the introductory paragraph hereof;

        "Board of Managers" shall mean those representatives of the Parties selected to manage the business and affairs of the Company (also referred to as the "Board");

        "Business  Affairs  Services"  shall have the meaning given that term in
Section 7.1;

        "Business Day" means any day other than a Saturday, a Sunday or a holiday on which national banking associations in the State of New York generally will not send wire transfers;

        "Capital Account" shall have the meaning given that term in Section 4.5;

        "Capital Contribution" means, with respect to any Member, the aggregate amount of cash and the agreed fair market value or other binding obligations to contribute cash or property or perform services or any other valuable consideration, if any, transferred to the Company by such Member in accordance with Article IV hereof.;

        "Certificate" shall have the meaning given that term in Section 2.1;

        "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time;

        "Company" means BET STUDIO LLC, a Delaware limited liability company;

        "Covered Person" means any Member, Manager, Affiliate of a Member, or any officers, directors, shareholders, partners, employees, representatives, advisors or agents of a Member or their respective Affiliates or any officers, employees, representatives, advisors or agents of the Company;

        "Default  Interest  Rate"  means a rate per annum equal to the lesser of
(a) a varying rate per annum that is equal to the interest rate published by the WALL STREET JOURNAL in its "Money Rates" (or equivalent) section from time to time as the prime rate, with adjustments in that varying rate to be made on the same date as the publication date of any change in that rate plus 2 percent, and
(b) the maximum rate permitted by applicable law;

        "Dispose," "Disposing" or "Disposition" means a sale, assignment, transfer, lease, exchange, or other disposition (including dispositions by operation of law), or the acts thereof;

        "Fiscal Year" means the period commencing on the date hereof and ending on January 31, 1998, and each 12-month period thereafter;



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        "General  Interest  Rate"  means a rate per annum equal to the lesser of
(a) a varying rate per annum that is equal to the interest rate published by the WALL STREET JOURNAL in its "Money Rates" (or equivalent) section from time to time as the prime rate, with adjustments in that varying rate to be made on the same date as the effective date of any change in that rate, and (b) the maximum rate permitted by applicable law;

        "Investment" means any share purchase, capital contribution or loan to, or advance (other than advances in the ordinary course of business) to, any Person other than a Controlled Affiliate of the Company;

        "Lending Member" shall have the meaning given that term in Section 4.4;

        "Licensed Marks" shall have the meaning given the term in Section 2.5;

        "Manager" shall mean any member of the Board of Managers;

        "Member" means any Person who has been admitted to the Company as a member in accordance with this Agreement, but does not include any Person who has ceased to be a Member in the Company, or, if other than an individual, been dissolved;

        "Membership Interest" means the interest of a Member in the Company, including its Capital Account and its rights to a share of the profits and losses of the Company, to receive distributions (liquidating or otherwise), information and the right to consent to or approve actions by the Company;

        "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization;

        "Products" shall have meaning given the term at Section 2.5;

        "Securities Act" means the Securities Act of 1933, as amended;

        "Sharing Ratio" with respect to any Member means the fraction (expressed as a percentage), as set forth on Exhibit A opposite such Member's name;

        "Third Person" means a Person other than a Member, or any of their Affiliates;

        "Treas. Reg." refers to those regulations promulgated by the U.S. Department of the Treasury pursuant to authority of the Code or any revenue law of the United States; and

        "Unanimous Approval" means the unanimous approval or consent of all Members or Managers.



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                                   ARTICLE II
                                  ORGANIZATION

        2.1 FORMATION. If not already accomplished before the date hereof, the Members shall promptly file the Certificate of Formation (the "Certificate") in accordance with the Act. The Members hereby agree to continue the Company as a limited liability company under and pursuant to the Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

        2.2 QUALIFICATION IN OTHER JURISDICTIONS. The Board of Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable. The Board of Managers shall execute, deliver and file, or cause the execution, delivery or filing of, any certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

        2.3 NAME. The name of the Company is "BET STUDIO LLC," and all Company business may be conducted in that name or any other name that complies with applicable law as the Board of Managers may select from time to time.

        2.4 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company and the name and address of the registered agent of the Company in the State of Delaware required by the Act shall be at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 or any other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at 345 West 37th Street, New York, New York, or any such other place as the Board of Managers may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there as required by the Act. The Company may have such other offices as the Board of Managers may designate from time to time.

        2.5 PURPOSES. The purposes for which the Company is organized are to, including without limitation, manufacture, distribute and sell men's, women's and children's apparel and accessories (the "Products") bearing the marks "Black Entertainment Television," "BET" and other marks utilized by BET or its affiliates (the "Licensed Marks"), or other marks developed by the Company, and to transact any or all lawful business for which limited liability companies may be organized under the Act.

        2.6 TERM. The initial term of the Company commenced on April 10, 1997, the date the Certificate was filed with the Secretary of State of the State of Delaware and shall continue until April 11, 2007, unless (i) such term shall be extended by mutual agreement of the Parties or (ii) the Company shall be dissolved before such date in accordance with the provisions of this Agreement.


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                                   ARTICLE III
                         MEMBERS; MEMBERSHIP INTERESTS;
                      DISPOSITIONS OF MEMBERSHIP INTERESTS

        3.1 MEMBERS. The Members of the Company are the entities set forth on Exhibit A, each of which has, as of the date hereof, the Sharing Ratio and Capital Account balance stated thereon.

        3.2 RESTRICTIONS ON THE DISPOSITION OF A MEMBERSHIP INTEREST. No Membership Interest may be disposed or transferred, in whole or part, unless the terms and conditions of this Section 3.2 have been satisfied. Any disposition or transfer or reported disposition or transfer not made in accordance with this
Section 3.2 will be null and void. Anything in this Agreement to the contrary notwithstanding, no Person who is an assignee or transferee of a Membership Interest shall be admitted to the Company as a substitute Member absent the Unanimous Approval of the Board of Managers. Anything in this Agreement to the contrary notwithstanding, no Member may dispose of one or more Membership Interests or interests in his Sharing Ratio without the unanimous prior written consent of the Board of Managers, which consent will be given in its sole and absolute discretion.


                                   ARTICLE IV
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

        4.1 INITIAL CONTRIBUTIONS OF MEMBERS. Contemporaneously with the execution of this Agreement, the Members shall make an initial Capital
Contribution as set forth on Exhibit A, and the Sharing Ratios and initial Capital Contribution of the Members shall be as provided in Exhibit A.

        4.2 ADDITIONAL CONTEMPLATED CONTRIBUTIONS. The Members agree to provide additional Capital Contributions in an amount up to $1,000,000 each, at such time or times on a pari passu basis as shall be determined by G-III, in consultation with BET, in connection with G-III's provision of Business Affairs Services (as hereinafter defined). Exhibit A shall be amended from time to time to reflect any additional Capital Contributions made by the Members. Except as set forth in this Section 4.2, no Member shall be required or permitted to make any additional Capital Contributions unless approved by the Board.

        4.3 RETURN OF CONTRIBUTIONS. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.

        4.4 OTHER OBLIGATIONS OF MEMBERS. Each Member agrees that it will cause to be issued one or more letters of credit in an aggregate amount equal to 50% of the amount determined by the Board to be necessary to support the business of the Company. If the Company does not have sufficient cash to pay its obligations, a Member ("Lending Member") that may agree to do so, with the Unanimous Approval


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of the Board of  Managers,  may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.4 constitutes a loan from the Member to the Company, which shall bear interest at the General Interest Rate from the date of the advance until the date of payment, shall contain such other terms and conditions as approved by the Board and shall not be deemed a Capital Contribution.


        4.5 CAPITAL ACCOUNTS. A separate "Capital Account" (herein so called) shall be maintained for each Member for the full term of the Agreement in accordance with the capital accounting rules of Treas. Reg. 'SS' 1.704-1(b)(2)(iv). Each Member shall have only one Capital Account, regardless of the number or classes of Membership Interests in the Company owned by such Member and regardless of the time or manner in which such interests were acquired by such Member. Pursuant to the basic rules of Treas. Reg. 'SS' 1.704-1(b)(2)(iv), the balance of each Member's Capital Account shall be:

               (a) Increased by the amount of money contributed by such Member (or such Member's predecessor-in-interest) to the capital of the Company and decreased by the amount of money distributed to such Member (or such Member's predecessor-in-interest);

               (b) Increased by the fair market value (determined without regard to Section 7701(g) of the Code) of each property contributed by such Member (or such Member's predecessor-in-interest) to the capital of the Company (net of liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code) and decreased by the fair market value (determined without regard to Section 7701(g) of the Code) of each property distributed to such Member (or such Member's predecessor-in-interest) by the Company (net of liabilities secured by such property that such Member is considered to assume or take subject to under Section 752 of the Code);

               (c) Increased by the amount of each item of Company profit allocated to such Member (or such Member's predecessor-in-interest);

               (d) Decreased by the amount of each item of Company loss allocated to such Member (or such Member's predecessor-in-interest); and

               (e) Otherwise adjusted in accordance with the other capital account maintenance rules of Treas. Reg. 'SS' 1.704-1(b)(2)(iv).


                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

        5.1 ALLOCATIONS. (a) Except as otherwise provided herein or unless another allocation is required by Section 704(b) of the Code and Treas. Reg. ss. 1.704-1(b) (including, but not limited to, minimum gain chargebacks, qualified income offsets, and nonrecourse deductions), for purposes of determining the Members' Capital Accounts, all items of income, gain, loss, deduction and credit shall be allocated among the


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Members  pro rata in  accordance  with  their  Sharing  Ratios in effect for the period during which such items accrue. For purposes of computing the amount of each item of income, gain, deduction or loss, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, unless otherwise required by
Section 704(b) of the Code.

        (b)  Except to the  extent  such item is  subject  to  allocation  under
Section 704(c) of the Code or Section 704(c)  principles as  contemplated  under
Section 704(b) of the Code, each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, shall be allocated in the same manner as such item was allocated under Section 5.1(a), above.

        (c) All items of income, gain, loss, deduction and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations thereunder.

        5.2  DISTRIBUTIONS.  From  time to time (but at least  once each  Fiscal
Year) the Board of Managers shall determine in its reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including for operating expenses, debt service, acquisitions and a reasonable contingency reserve. If the Board of Managers determines that an excess exists, the Board of Managers shall direct the Company to make a distribution to the Members, in accordance with their Sharing Ratios, in an amount in cash equal to that excess.


                                   ARTICLE VI
                                   MANAGEMENT

        6.1. BOARD OF MANAGERS. (a) Except as provided in Article VII hereof, the business and affairs of the Company shall be managed under the direction of the Board of Managers (the "Board"), and the Board shall have all power and authority to manage, and direct the management and the business and affairs of, the Company. Any power not delegated pursuant to a policy of delegation adopted by the Board shall remain with the Board. Approval by or action taken by the Board in accordance with this Agreement shall constitute approval or action by the Company and shall be binding on the Members.

               (b) The Board shall at all times consist of six members (individually referred to as a "Manager"), three of whom shall be appointed by G-III and three of whom shall be appointed by BET. Each Manager shall serve until the earlier of his replacement by election, resignation, removal, death, or inability to serve. Any Manager may resign at any time upon written notice to the Company. Vacancies on the Board


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shall be filled by the Member that appointed the Manager  previously holding the position which is then vacant. Appointment of a Manager by a Member shall be effective upon receipt of notice by the Company.

               (c) The Board shall be headed by two co-chairpersons, one appointed by G-III and one appointed by BET. The initial co-chairpersons shall be Morris Goldfarb and Robert L. Johnson.

        6.2. NOTICE OF BOARD OF MANAGERS MEETINGS; LOCATION; WAIVER OF NOTICE. Regular meetings of the Board shall be held at such times and places as may be fixed by the Board. Special meetings of the Board may be called by the Company upon seven days' prior written notice, which notice shall identify the purpose of the special meeting and the business to be transacted; provided that the failure to identify specifically an action to be taken or business to be transacted shall not invalidate any action taken or any business transacted at a special meeting. Notice of meetings may be waived before or after a meeting by a written waiver of notice signed by the Manager entitled to notice. A Manager's attendance at a meeting shall constitute waiver of notice unless the Manager states at the beginning of the meeting his objection to the transaction of business because the meeting was not lawfully called or convened. Meetings may be held by telephone.

        6.3. QUORUM; APPROVALS; PROXIES; WRITTEN ACTION. The presence in person or by proxy of at least two Managers appointed by each Member shall constitute a quorum for the transaction of business at a Board meeting. The unanimous vote of all Managers present at a duly constituted meeting shall be required for the Board to act and shall constitute approval by the Board. Each Member of the Board may vote by delivering his proxy to another Manager. The Board may act without a meeting if the action taken is approved in advance in writing by the unanimous consent of all Managers. The Board shall cause written minutes to be prepared of all action taken by the Board and shall cause a copy thereof to be delivered to each Manager within 15 days thereafter.

        6.4. AUTHORITY OF THE BOARD OF MANAGERS. Unless otherwise provided for in this Agreement, the Board, by its own action or by action of a subcommittee of the Board, but not by delegation to officers or other employees of the Company, shall, in addition to any other power granted to it in this Agreement, have the right, power and authority to take the following actions and no such action will be taken without the Unanimous Approval of the Board:

               (a) making overall policy decisions with respect to the business and affairs of the Company;

               (b) approving the annual budget and strategic plan for the Company, and the annual marketing plan for the Company, and any material amendments and supplements thereto;

               (c) approving any contract, agreement and commitment with a value in excess of $25,000 or a non-cancellable term longer than six (6) months (or a


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        group of related contracts, agreements and commitments with an aggregate value in excess of $25,000);

               (d) approving the choice of bank depositories, and approving arrangements relating to signatories on bank accounts;

               (e) approving the choice of the Company's attorneys, independent accountants, and any other consultants, including but not limited to market consultants, leasing agents, management agents, and advertising and public relations agents, where it is contemplated that such consultants will provide services with a value in excess of $25,000, or for a period longer than six (6) months;

               (f) approving all contracts that are proposed to be entered into between the Company and any Member or affiliate of a Member, including any lending arrangements between the Company and any Member;

               (g) approving any change of the Company's fiscal year;

               (h) approving all distributions to the Members;

               (i) approving the conveyance, sale, transfer, assignment, pledge, encumbrance, or disposal of, or the granting of a security interest in, any assets of the Company;

               (j) approving the conversion of the Company into another entity or its merger or consolidation with another Person;

               (k) approving the acquisition of any business or a business division from any person whether by asset purchase, stock purchase, merger or other business combination;

               (l) approving the transfer of any assets of the Company, or any interest therein, other than in the ordinary course of business, the fair market value of which may reasonably be expected to exceed $10,000;

               (m) the incurring of indebtedness by the Company or the loaning of any sum or any other extension of credit, other than trade receivables, by the Company to any Person in an amount in excess of $10,000 or for a period in excess of six (6) months;

               (n) the guarantee by the Company of any indebtedness of any other person in any amount in excess of $10,000 or for a period in excess of six (6) months, or the guarantee of any contractual obligations of any other person with a value in excess of $10,000 or for a period in excess of six (6) months;



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               (o) the entrance by the Company into any real estate lease with a value in excess of $10,000 or a term greater than six (6) months, or the acquisition by the Company of any real estate with a value in excess of $25,000;

               (p) the authorization of any Member to act for or to assume any obligation or responsibility on behalf of the Company;

               (q) the employment, appointment and removal of any senior manager of the Company who will be involved in the day to day management of the business of the Company, and who will receive compensation in excess of $100,000 per year;

               (r) any other disbursement or expense in excess of $10,000 not in the ordinary course of the Company's business;

               (s) any  change in  accounting  principles  used by the  Company,
        except  to  the  extent  required  by  generally   accepted   accounting
        principles;

               (t) approving any tax elections of the Company; and

               (u) the conduct of litigation to which the Company is a party.


        6.5. SUBCOMMITTEES. The Board may designate one or more subcommittees. Each subcommittee shall be composed of such number of Managers as the Board may determine, including at least one Manager appointed by each Member. Any subcommittee, to the extent provided by the Board, shall have and may exercise all the power and authority of the Board. The provisions of Sections 6.2 and 6.3 shall apply to any meeting of any subcommittee of the Board, except that a quorum shall only require the presence of at least one Manager appointed by each Member.

        6.6. NO INDIVIDUAL AUTHORITY. Except as otherwise expressly provided in this Agreement, no Member, acting alone, shall have any authority to act for, or undertake or assume any obligation or responsibility on behalf of, the other Member or the Company.

        6.7. OFFICERS. (a) The Board shall appoint and or hire the officers of the Company. The officers shall report to the Board, manage the day-to-day affairs of the Company, carry out the directions of the Board and effectuate the business plan as set forth in the annual budget and strategic plan of the Company.

        (b) Duties and Powers of President- The president shall be the chief executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Members and Board are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing


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and execution  thereof  shall be expressly  delegated by the Board to some other officer or agent of the Company.

        (c) Duties and Powers of Vice-Presidents - The executive vice-president and any vice-presidents shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

        (d) Duties and Powers of Secretary - The secretary shall attend all meetings of the Board and Members, and shall record all the proceedings of the meetings in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the Board and Members and special meetings of the Board and Members, and shall perform such other duties as may be prescribed by the Board or president, under whose supervision the secretary shall be. The secretary shall have custody of the seal and the secretary shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature.

        (e) Duties and Powers of Treasurer - The treasurer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the President or Board. The treasurer shall disburse the funds of the Company as may be ordered by the President or Board, taking proper vouchers for such disbursements, and shall render to the president an account of all his or her transactions as treasurer and of the financial condition of the Company.

        (f) The Board shall unanimously approve of and appoint a president, treasurer, a secretary, and a vice president with such duties as may be established by the Board and established herein.

        6.8. BANK ACCOUNTS. The Company shall maintain bank accounts in such banks as the Board may designate exclusively for the deposit and disbursement of all funds of the Company. All funds of the Company shall be promptly deposited in such accounts. The Board from time to time shall authorize signatories for such accounts.

                                   ARTICLE VII
                     CERTAIN RESPONSIBILITIES OF THE PARTIES

        7.1 MANAGEMENT SERVICES PROVIDED BY G-III. (a) G-III shall be responsible for managing the business affairs of the Company. In managing the business affairs of the Company, G-III shall be required to: (i) provide all accounting, credit, collections, accounts payable, accounts receivable, cash management, systems administration, management information systems, human resources, import/export and other "back office" services (collectively, the "Business Affairs Services") required by the Company;

and (ii) make available such G-III personnel as shall be reasonably necessary to provide the Business Affairs Services.

        (b) G-III is entitled to receive a fee (the "Management Fee") from the Company in an amount equal to six percent (6%) of the net sales (determined in accordance with generally accepted accounting principles) of the Company for providing the Business Affairs Services; provided, however, that if the Allocable Expenses (as hereinafter defined) in connection with G-III's providing the Business Affairs Services to the Company during any Annual Period (as hereinafter defined) during the term of this Agreement shall be an amount less than six percent (6%) of net sales during such Annual Period, G-III shall repay such deficiency to the Company within thirty days of the determination of such amount. For the purposes of this Section 7.1, (i) "Allocable Expenses" shall be based on G-III's costs for providing Business Affairs Services to all of its divisions, including the Company, and the Allocable Expenses to the Company shall be determined in accordance with G-III's accounting and allocation procedures utilized in preparing internal financial statements for G-III's divisions and (ii) "Annual Period" shall mean the period from the date hereof through January 31, 1999 and each twelve-month period thereafter; provided, however, that if this Agreement terminates on a date other than January 31, the final Annual Period shall end on such date of termination. The Company shall pay the Management Fee to G-III on a quarterly basis within thirty (30) days after the end of each fiscal quarter of the Company based on the net sales of the Company for that quarter.

        7.2 DISTRIBUTION SERVICES PROVIDED BY G-III. G-III shall be responsible for distributing the Products of the Company.

        7.3 LICENSE FROM BET. BET shall grant to the Company an exclusive license to manufacture and distribute Products utilizing the Licensed Marks.


                                  ARTICLE VIII
                            LIABILITY AND EXCULPATION

        8.1 LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

        8.2 EXCULPATION.

               (a) No Covered Person shall be liable to the Company or any other Covered Person under any theory of law, including tort, contract or otherwise, including a Covered Person's own negligence, for any loss, damage or claim incurred by reason of any act or omission (including decisions to vote for or against any matter) performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

               (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

        8.3    DUTIES AND LIABILITIES OF COVERED PERSONS.

               (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person arising under this Agreement, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for actions (including decisions to vote for or against any matter) taken by it in good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

               (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Covered Persons, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Covered Person shall disclose such conflict or action to the Board and shall resolve such conflict of interest (subject to any Member or Board approvals required pursuant to this Agreement), taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

               (c) Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.


                                   ARTICLE IX
                                 INDEMNIFICATION

        9.1 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person (i) by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement or (ii) by reason of being a Member, a Manager, an Affiliate of a Member, an officer, director, shareholder, partner, employee, representative, advisor or agent of a Member or its Affiliate, or an officer, employee, representative, advisor or agent of the Company, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence, willful misconduct or breach of fiduciary duty with respect to such acts or omissions; provided, however, that any indemnity under this
Section 9.1 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

        9.2 EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding for which indemnity is sought under this Agreement shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 9.1 hereof.

        9.3 INSURANCE. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 9.2 hereof and containing such other procedures regarding indemnification as are appropriate.

                                   ARTICLE X
                   BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

        10.1 BOOKS, RECORDS AND FINANCIAL STATEMENTS. At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, or at some other location chosen by the Board, such records as are required under the Act, under this Agreement or by the Board in its sole and absolute discretion. Such records of the Company, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company or some other location chosen by the Board and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest as a Member of the Company.

        10.2   AUDITING AND DISCREPANCIES.

               (a) From time to time, any Member may, at its own cost and expense, audit, or employ certified public accountants to audit, the books and records of the Company. In addition, BET shall have the right to audit the determination of Allocable Expenses to the Company. Any such audit shall be conducted on at least five (5) business days' notice during normal business hours of the Company and shall be conducted to minimize any interference with the Company's or G-III's business operations.

               (b) The auditors of the Company (the "Auditors") shall be chosen by the Board.

        10.3 ACCOUNTS. The Company shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Board determines. The Company's funds shall not be commingled with the funds of any Member; however, Company funds may be invested in a manner the same as or similar to the Members' investment of their own funds or investments by their Affiliates.


                                   ARTICLE XI
                       EARLY TERMINATION OF THIS AGREEMENT

        11.1 TERMINATION OF EITHER PARTY. If the Company shall report a net loss (as determined by the Auditors in accordance with generally accepted accounting principles consistently applied), with respect to its Fiscal Year ending January 31, 2001, either BET or G-III shall have the right to terminate this Agreement and dissolve the Company on six months' notice given to the other Party no later than July 31, 2001.

        11.2 TERMINATION BY BET. BET shall have the right to terminate this Agreement as of January 31, 2002 on at least six months' notice to G-III. If BET shall so elect to terminate this Agreement, it shall pay to G-III no later than April 30, 2002 an amount equal to the product of (a) .501, (b) ten (10) and (c) the income before taxes of the Company for the fiscal year ending January 31, 2002 as determined by the Auditors in accordance with generally accepted accounting principles consistently applied.


                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

        12.1 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

               (a) the  expiration  of the term of the  Company,  as provided in
        Section 2.6 hereof;

               (b) a termination of this Agreement pursuant to Article XI hereof;

               (c) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

               (d) complete liquidation or dissolution of any Member, but, in the case of such complete liquidation or dissolution, such liquidated and dissolved, Member shall remain fully and entirely liable to the Company and any other Member for any and all of the liabilities of such liquidated and dissolved Member; and

               (e) an event requiring dissolution under the Act.

        12.2 LIQUIDATION. On dissolution of the Company, the Members shall designate a person to act as a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate and manage the Company properties with all of the power and authority of the Board and the Members. The steps to be accomplished by the liquidator are as follows:

               (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

               (b) the liquidator shall cause any notice required by the Act to be mailed to each known creditor of and claimant against the Company;

               (c) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation and any advances described in Section 4.4 or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

               (d) all remaining assets of the Company shall be distributed to the Members as follows:

                       (i) the liquidator may sell any or all Company  property,
               including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

                      (ii) with  respect to all  Company  property  that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                      (iii) Company property shall be distributed among the Members in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Fiscal Year during which the liquidation of the Company occurs (other than those made by reason of this Section 12.2(d)(iii)); and those distributions shall be made by the end of the Fiscal Year during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.2.

        12.3 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary contained in this Agreement, no Member shall be required to restore to the Company or pay to any other Member any deficit that may exist in the Capital Account of such Member upon dissolution and liquidation of the Company.


                                  ARTICLE XIII
                               GENERAL PROVISIONS

        13.1   NOTICES.

               (a) Any notice, request, instruction or other document to be given hereunder by a Person to the another Person shall be in writing and delivered personally, via facsimile transmission (with receipt confirmed), by recognized courier service (with receipt confirmed), or by registered or certified United

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



        States mail, postage prepaid to the addresses of the Members set forth on Exhibit A or at the other address for the Person as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by the party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the tenth day after the day it is so placed in the mail. Any notice that is sent by facsimile transmission shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein or upon confirmation of receipt by facsimile retransmission of such notice, or a written statement acknowledging receipt. Any notice that is sent by recognized courier service shall be deemed to have been duly given to the party to which it is addressed upon confirmation of delivery in writing by the delivery service. [shorten this]

               (b) Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

        13.2 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS. Each of the Members hereby represents and warrants as follows:

               (a) it is duly organized and validly existing in good standing under the laws of its state of incorporation and it has taken all required action to authorize the execution, delivery and performance of this Agreement;

               (b) it has the full right, power and authority to enter into this Agreement and perform all its obligations hereunder; and

               (c) upon execution and delivery, this Agreement will constitute such Member's legal, valid and binding obligation enforceable against such Member in accordance with its terms, except as the enforceability of such terms may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general equitable principles.

        13.3 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by a written instrument executed by a Majority.

        13.4 BINDING EFFECT. This Agreement is binding on and inures to the benefit of the Members and their respective legal representatives, successors and assigns.

        13.5 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE

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



GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

        13.6 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

        13.7 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

        13.8 CONFIDENTIALITY. Any dissemination of confidential information or any disclosure or announcements public or private regarding the existence or terms of this Agreement is subject to approval of both parties except that either Party may disclose such information or make a public announcement (with prior notice to the other party) if required by a valid, binding and non-appealable court order or applicable securities laws.

        13.9 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including the restrictions on the transfer of Membership Interests set forth in Article III, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions.

        13.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        13.11 ENTIRE AGREEMENT. Except for the Licensing Agreement, this instrument contains all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the Company.

        13.12 ARBITRATION. Any controversy, dispute or claim arising out of or relating to any issue related to the provisions of this Agreement, which include, but are not limited to, the determination of Allocable Expenses to the Company and the determination of any amount payable to G-III pursuant to Section 11.2, shall be submitted to binding and final arbitration before a single arbitrator of the American Arbitration Association ("AAA") in New York, New York. Each party shall bear the fees and expenses of any counsel, accountant or other experts or advisors which it retains, except that all fees and expenses of the AAA and its arbitrator, and all fees and expenses incurred in the arbitration proceeding at the direction of the arbitrator, shall be borne equally by the parties.

               IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.


                                       MEMBERS:

                                       G-III LEATHER FASHIONS, INC.



                                       ___________________________________
                                       Morris Goldfarb
                                       Chief Executive Officer


                                       BLACK ENTERTAINMENT TELEVISION,
                                       INC.



                                       ___________________________________
                                       Robert L. Johnson
                                       Chairman, Founder and
                                       Chief Executive Officer

                                    EXHIBIT A




                                                                  CAPITAL          SHARING
                                                                CONTRIBUTION         RATIO
                                                                ------------         -----

G-III Leather Fashions, Inc.                                       $1,000,000      50.1%
512 Seventh Avenue
New York, New York  10018
Attention:  Morris Goldfarb
Fax No.: 212-719-0971

Black Entertainment Television, Inc.                               $1,000,000      49.9%
One BET Plaza
1900 W. Place NE
Washington, DC  20018
Attention:  Robert Johnson
Fax No.: 202-608-2504







                                                    Total          $2,000,000      100%
                                                                   ==========      ====
